Exhibit 31.2

CERTIFICATION

I, Alan Fine, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Real Goods Solar, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 11, 2017

/s/ Alan Fine
Alan Fine
Principal Financial Officer and Treasurer